EXHIBIT 99.1

Varonis Acquires SlashNext to Combat AI-Driven Email Threats

Data security leader acquires AI-native email security company to extend data breach prevention to your inbox and beyond

MIAMI, Sept. 02, 2025 (GLOBE NEWSWIRE) --  Varonis Systems, Inc. (Nasdaq: VRNS), the data security leader, today announced the acquisition of SlashNext, an AI-native email security provider with the industry’s best detection rate for advanced phishing and social engineering attacks.

SlashNext was founded by Atif Mushtaq, one of the main architects of FireEye’s core malware sandbox technology. Their predictive AI sees through evasive tactics, removes threats from the inbox, and protects humans from multi-channel phishing attacks.

Hackers are flooding users with social engineering attacks across email and tools like WhatsApp, Slack, and Teams. SlashNext allows Varonis to provide CISOs with a complete and consolidated threat detection and response offering that stops threats early in the attack path.

“The acquisition of SlashNext is a natural evolution of our platform and significantly expands our total addressable market,” said Yaki Faitelson, CEO, and Co-Founder of Varonis. “By connecting the dots between email, identity, and data we will dramatically increase the value of our MDDR service and help customers stop threats in their inbox, where many data breaches begin.”

“At SlashNext, we built a fast, automated solution to stop advanced threats across communication channels,” said Atif Mushtaq, Founder and CPO of SlashNext. “I’m excited to join the Varonis team on their mission to protect the world’s data, giving customers end-to-end protection from the first point of attack to the last."

Email Security Built for the AI Era

The email security market is projected to grow from $5.2 billion in 2025 to $10.7 billion by 2032 driven in large part by the rise of AI-driven phishing and BEC attacks.

SlashNext is powered by predictive AI models that use techniques such as computer vision, natural language processing, and virtual browsers to protect users from the widest range of human risks.

In an independent test of cloud email security vendors conducted by the Tolly Group, SlashNext outperformed leading providers such as Abnormal Security and Mimecast. In the test, SlashNext demonstrated the highest overall detection accuracy (99%) and a perfect 100% detection rate for BEC and QR code attacks.

Financial Outlook

The Company is updating its guidance to reflect the incremental expenses associated with the acquisition of SlashNext. Due to the Company’s strong performance to-date, it is reiterating its previously issued free cash flow guidance.

For the third quarter of 2025, the Company now expects:

  Revenues of $163.0 million to $168.0 million, or year-over-year growth of 10% to 13%.
  Non-GAAP operating income of $1.0 million to $4.0 million.
  Non-GAAP net income per diluted share in the range of $0.04 to $0.06, based on 134.0 million diluted shares outstanding.

For full year 2025, the Company now expects:

  ARR of $748.0 million to $754.0 million, or year-over-year growth of 17%.
  Free cash flow of $120.0 million to $125.0 million.
  Revenues of $616.0 million to $628.0 million, or year-over-year growth of 12% to 14%.
  Non-GAAP operating loss of ($7.0) million to ($2.0) million.
  Non-GAAP net income per diluted share in the range of $0.11 to $0.12, based on 134.7 million diluted shares outstanding.

Actual results may differ materially from the Company’s Financial Outlook as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Additional Resources

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Non-GAAP Financial Measures and Key Performance Indicators

A reconciliation for non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flow referred to in our “Financial Outlook” is not provided because we do not guide on their most directly comparable GAAP financial measures. As these are forward-looking statements, such reconciliation is not available without unreasonable effort due to the high variability, complexity, uncertainty and difficulty of estimating certain items such as stock-based compensation and currency fluctuations, which have an impact on our consolidated results. The actual amounts of such reconciling items will have a significant impact on the Company’s most directly comparable GAAP financial measures. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

Forward-Looking Statements

This press release contains "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in Varonis’ addressable market; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; risks associated with international operations; the impact of global conflicts on the budgets of our clients and on economic conditions generally; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; Varonis’ ability to provide high-quality service and support offerings; the expansion of cloud-delivered services; and risks associated with our convertible notes and capped-call transactions. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis (Nasdaq: VRNS) is the leader in data security, fighting a different battle than conventional cybersecurity companies. Our cloud-native Data Security Platform continuously discovers and classifies critical data, removes exposures, and detects advanced threats with AI-powered automation.

Thousands of organizations worldwide trust Varonis to defend their data wherever it lives — across SaaS, IaaS, and hybrid cloud environments. Customers use Varonis to automate a wide range of security outcomes, including data security posture management (DSPM), data classification, data access governance (DAG), data detection and response (DDR), data loss prevention (DLP), database activity monitoring (DAM), identity protection, email security, and AI security.

Varonis protects data first, not last. Learn more at www.varonis.com.

Investor Relations Contact:
Tim Perz
Varonis Systems, Inc.
646-640-2112
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 1598)
pr@varonis.com